UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

AMG Comvest Senior Lending Fund

(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL		33401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 727-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07.	Submission of Matters to a Vote of Security Holders.

AMG Comvest Senior Lending Fund, a Delaware statutory trust (the “Fund”), held a special meeting of shareholders on September 24, 2025 and submitted the following matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

1.

Shareholders approved a new investment advisory agreement between the Fund and Comvest Credit Managers, LLC (the “Adviser”), the Fund’s current investment adviser, to become effective upon the close of the transaction pursuant to which an affiliate of Manulife Financial Corporation (with its affiliates, “Manulife”), through Manulife’s Global Wealth and Asset Management segment, will acquire 75% of the private credit business of Comvest Group Holdings LP, the parent company of the Adviser, based on the following votes:

Votes For	Votes Against	Abstain
17,839,661.064	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMG Comvest Senior Lending Fund

Date: September 25, 2025	By:	/s/ Michael Altshuler
	Name:	Michael Altschuler
	Title:	Vice President